AMENDED ATTORNEY-CLIENT FEE AGREEMENT

This is the written fee agreement ("Agreement") that California law or firm policy requires an attorney to have with a client. Shaub & Williams (“Attorney") has continued to provide legal services relating to the undersigned client(s) Cord Blood America, Inc. and its subsidiaries (“Client"). The firm is a limited liability partnership (LLP), registered with the California Secretary of State and the State Bar of California. The partners and other professionals of an LLP are responsible for their own tortious conduct but not for the misconduct of others. The assets of an LLP, including amounts payable to clients under any policies of insurance covering errors and omissions of professionals of the firm, are available to satisfy claims against the LLP.

1.

 CONDITIONS. This Agreement will not take effect, and Attorney will have no obligation to continue provide legal services under its terms until Client returns this Agreement signed by Client and Client pays the initial retainer called for under Article 7 below.

2.

SCOPE OF SERVICES. Client hires Attorney to provide legal services: for corporate and litigation matters requested and all matters incidental thereto. If Client requests Attorney to provide legal services in other matters, the provision of those services also will be governed by this Agreement.

3.

 AUTHORIZATION BY CLIENT. Attorney is authorized by Client to perform any service for and on Client's behalf to do all things which Attorney considers necessary, appropriate or advisable to resolve or complete the matters for which Client has requested Attorney's services.

4.

FEES. Client hereby agrees to pay Attorney's fees which are based upon the time expended and required to represent Client in the above-described matters; without limiting the foregoing, Attorney will charge Client for the time Attorney spends on telephone calls relating to Client's matter, including but not limited to calls with Client, witnesses, experts, consultants, investigators and other persons hired for the matter as well as any co-counsel, opposing counsel and court and administrative agency personnel; the legal personnel assigned to Client's matters will confer among themselves about the matters as required; when they do confer, each person will charge for the time expended; likewise, if more than one of Attorney's legal personnel attends a meeting, hearing or other proceeding, each will charge for the time spent; Attorney will charge for waiting time in court and elsewhere and for travel time both local and out of town. Attorney agrees that prior to expending time equivalent to more than $5,000 in fees on a particular project, Attorney will provide Client a good faith estimate of the time to be expended for such project.

Time is charged in minimum units of l/l0th (0.1) of an hour.

5.

BILLING RATES. Attorney's current billing rates are as follows:

Partners	US$275-350 per hour
Of Counsel	US$240-350 per hour
Associates	US$110-265 per hour
Clerks/Paralegals	US$ 60 - 80 per hour

6.

 INCREASES IN FEES. Attorney may from time to time find it necessary to increase its hourly billing rates. Attorney will notify Client at least one month in advance of any such increases. Client should feel free to discuss with Attorney any questions Client may have prior to the effective date of the change or increase. All changes or increases to which Client has no objection, or are paid by Client, will be deemed to be accepted and become part of this Agreement. If Client objects or declines to pay any increased rates, Attorney will have the right to withdraw as Attorney for the Client and terminate this Agreement.

7.

RETAINER FEE AND REPLENISHING DEPOSIT. Client agrees to issue to Attorney an initial retainer to cover services rendered prior to or after the execution of this fee agreement totaling 1 million shares of registered, free trading Cord Blood America, Inc. stock. Attorney may sell such shares as costs are incurred and fees earned and apply the net proceeds of sale of such shares as payment for outstanding and current billings. Attorney acknowledges the provisions of the securities laws which preclude trading on inside information, including specifically Section 10b and Rule 10b(5) under the Securities and Exchange Act of 1934, and agrees to abide by all such laws. Attorney agrees to hold unsold shares in trust until such time as a bill is either outstanding or current costs are incurred or fees earned. Attorney reserves the right to require, and anticipate the need for, deposits or advances for fees, costs and expenses as they are or will be incurred or paid once all shares of Cord Blood America, Inc. issued to Attorney are sold or can no longer be sold on the open market. If additional retainers, deposits or advances are necessary, Attorney will contact Client and request payments in accordance with this Agreement. Client agrees to make all such payments in accordance with Attorney's requests. The initial payment, and future payments made under this Article [which could be more or less than the initial amount(s)], will each be a deposit or advance on account of costs and expenses as and when they are incurred by Attorney or billed to Client, and on account of attorney's fees billed to Client. Client authorizes Attorney to draw against any retainer, deposit or advance accordingly, and, without limiting the foregoing, to pay any costs or expenses incurred and any fees due. Notwithstanding the payment of any retainer now or hereafter made by Client, client agrees to pay Attorney's billing statements in full in accordance with the terms of this Agreement so that all retainers, advances or deposits are replenished from time to time. Any balance of any retainer, advance or deposit after Attorney's final billing will be refunded or paid to Client. Client acknowledges that all retainers, advances or deposits are not estimates of fees or costs but merely advances, payments or deposits for security.

8.

EXPENSES. Attorney will incur various costs and expenses in performing legal services under this Agreement. Client agrees to pay for all such costs and expenses. Attorney agrees to seek payment of such costs from the retainer of 1 million Cord Blood America, Inc. shares as long as such shares have not already been sold to cover earlier fees and/or costs and as long as such shares can be sold on the open market. Costs and expenses commonly incurred include government charges, filing fees, lodgment fees and like expenses; attorney and corporate services fees and expenses; long distance telephone calls; cellular telephone calls; overnight delivery services; messenger and other delivery fees; extraordinary postage; parking and other local travel expenses; bank fees and charges relating to wire, telegraphic or similar transfers of funds, as well as dishonored checks; fees costs and expenses of experts, consultants, investigators, searchers, and other professionals which Attorney retains or associates in connection with the representation; mediators, arbitrators, referees, and special masters' fees and expenses and other similar items; out-of-town travel, mileage, meals and accommodations; on-line charges, including but not limited to Westlaw, Lexis and the Internet; photocopying and other reproduction costs; fax charges; clerical staff; secretarial overtime; charges for outside word processing and other similar items. In the case of litigation, Client also agrees to pay for all court costs, including filing fees; jury fees; court and deposition reporters' fees and expenses; notary fees; depositions; translations; certifications; process servers; attorney services; transcripts; video deposition, editing and play back costs; witness fees; demonstrative evidence and miscellaneous case costs. In litigation matters where the place of deposition, hearing, trial, production or inspection is more than 50 miles from Attorney's office, Attorney may retain local co-counsel to handle any emergency or routine matters in the interests of efficiency. Client agrees to pay all such costs, disbursements and expenses in addition to hourly fees. Attorney may request that Client make any payments of more than $100 directly to the providers of goods and/or services, and Client agrees to do so upon such request. Any damages, attorney's fees, costs, sanctions or other monies that Client is ordered to pay to other parties by a court or arbitrator(s) will be Client's entire responsibility.

9.

BILLING STATEMENTS. Attorney will send Client monthly statements which normally are rendered prior to the 15th day of each month. Billing statements are due and payable on receipt. Until all shares of Cord Blood America, Inc. stock issued to Attorney are sold to pay prior fees and/or costs or such shares cannot be sold on the open market, Attorney agrees to sell shares to pay such billing statements. Client agrees to contact Attorney no later than forty-five days from the date of the bill with any questions or objections to the bill. Any questions or objections not made by Client to Attorney in writing within that period will be deemed waived. Except as provided herein by sale of the retainer of 1million shares of Cord Blood America, Inc., unless otherwise stated on Attorney’s billing statements, all billings will be in United States currency and payable in United States currency drawn on a U.S. bank.

Attorney reserves the right to charge interest at the rate of 1-1/2% per month on the unpaid balance of any fees, costs, expenses and other amounts that remain outstanding and past due for a period in excess of 120 days whether or not this agreement has been terminated.

Where a requested retainer, deposit, advance, or payment for fees, costs or expenses is not paid in accordance with such request or any bill is outstanding and past due for a period in excess of 60 days, Attorney reserves the right to stop some or all work upon Attorney notifying Client accordingly. Should part only of a billing statement be in dispute or controversy, Client agrees to pay the undisputed amount(s) in accordance with this Agreement and to settle or resolve the disputed part pursuant to Article 14 of this Agreement.

10.

LIEN. Client hereby grants Attorney a lien on any and all of Client's claims or causes of action that are the subject of any representation under this Agreement, and on any monies arising out of Client's claims or causes of action, and on funds collected in any way from any source for any sums due and owing to Attorney at the conclusion of services performed.

The lien will attach to any recovery Client may obtain, whether by arbitration award, judgment, settlement or otherwise. Attorney is authorized and may deposit to its client trust account any monies, checks, transfers or drafts received in payment on Client's claims and may deduct outstanding fees, costs and expenses from any such monies received on Client's behalf.

11.

CLIENT'S RIGHTS AND OBLIGATIONS.

(a) Client agrees to furnish Attorney with any and all information and documents in Client's possession, custody or control relating to the matters for which Attorney's services are requested, to be truthful with Attorney, to fully cooperate with Attorney, to keep Attorney informed of developments, to abide by this Agreement, to pay all bills on time, to keep Attorney advised of Client's address, telephone number and whereabouts, and further grants Attorney Client's Power of Attorney to sign where appropriate any documents connected with matters for which Attorney represents Client.

(b) Client expressly acknowledges that Attorney, Attorney's agents and employees have made no promises, guarantees or representations as to any results arising from or in connection with the matters on which Attorney represents Client. Attorney makes no such promises, guarantees or representations. Any comments Attorney makes about the outcome of the matter(s) are expressions of opinion only based on actual information in Attorney's possession at the time.

(c) Client also acknowledges that any fees or costs estimates given to Client before or during the term of this Agreement are or will be Attorney's best estimates at the time given and based on actual information in Attorney's possession at the time. Accordingly, the final amount of Attorney's billing statements could be more, sometimes substantially, or could be less than any such estimates. In litigation matters it is almost impossible to accurately predict projected fees and costs due to the many imponderables of litigation, including but not limited to factors beyond Attorney's control. Similarly, in intellectual property matters, it is difficult to predict projected fees and costs for the prosecution of applications due to responses from government agencies or third parties. In transactional matters, it is difficult to predict the conduct of other parties to the transaction or proposed transaction or the conduct of their attorneys. Matters over which Attorney has no control can substantially increase fees, costs and expenses.

12.

 INSURANCE. Client is advised with respect to all matters that Client may have insurance coverage to pay Client's attorney's fees, costs and expenses. Client specifically is advised to confer with, and take advice from, Attorney about insurance coverage for all such matters. Subject to Attorney's advice thereon, Client is advised to give notice, file claim and tender the defense of any action in which Client is a defendant, cross-defendant, counter-defendant or third party defendant promptly to any and all insurance carriers with which Client has, or had, applicable policies, whether Client believes the matters are covered by such policies or not. Any such notice, claim or tender of Client's matters should be given promptly to the insurance carrier(s). Insurance carriers generally will not pay any pre- tender attorney's fees or costs. It is understood, however, that if the insurance carrier refuses or fails to pay or reimburse Attorney for any reason, Client shall remain responsible for paying all Attorney's billing statements as they are rendered upon the billing and payment terms set forth in this Agreement. Should the insurance carrier pay only a portion of Attorney's fees, costs and expenses, Client shall be responsible for the balance.

13.

 TERMINATION.

(a) Client is entitled to terminate this Agreement and discharge Attorney at any time.

(b) Attorney also may terminate this Agreement and withdraw from the representation upon reasonable written notice to Client.

(c) Without limiting the foregoing, Attorney may terminate this Agreement where Client breaches this Agreement or refuses or fails to follow Attorney's advice on a material matter or when and wherever Attorney's continuing representation of Client would in Attorney's opinion be unlawful, unethical or impractical.

(d) In the event of any termination of this Agreement, Attorney will not be obligated to provide any further services or advance further costs on Client's behalf. All unpaid charges will become immediately due and payable. Attorney is authorized to use and pay any funds held in Attorney's trust account, or proceeds from the sale of shares, as a deposit against fees and/or costs to apply to such unpaid charges. Client will remain obligated to substitute Attorney out of any litigation in which Attorney represents Client and to pay any unpaid or unreimbursed costs, expenses, fees, and interest owing to Attorney or to be billed by Attorney for services rendered and costs incurred through the date of termination. All such charges that remain unpaid, outstanding and past due for a period in excess of 120 days will be subject to interest on the outstanding balance at the rate of 1-1/2% per month. Conversely, except as otherwise herein provided, any balance of any retainer or any other monies paid to Attorney by Client and remaining upon termination after payment of such fees, costs, expenses and any interest thereon shall be refunded, returned or paid to Client as soon as practicable.

(e) On termination of this Agreement, Attorney will provide Client with, upon Client's request, Client's original documents and things and copies of Client's active files. Client agrees to pay Attorney for the cost of such copying or Client may have a copy service copy Client's files.

14.

ARBITRATION OF DISPUTES. Although Attorney anticipates a long and satisfactory  relationship with Client, sometimes disputes or controversies can arise. Client and Attorney agree that arbitration, rather than litigation before the courts, is the preferred method of dispute resolution. Client and Attorney agree that any and all claims, counterclaims, disputes or controversies in law or equity, or pursuant to statute, rule or legislation, whether in contract or tort, arising from or in connection with this Agreement and without limiting the foregoing in regard to the services rendered, including breach of contract, negligence or legal malpractice, or Attorney's fees, costs or expenses, or any other matter involving this Agreement, its meaning, interpretation, application, performance hereunder or otherwise, shall be finally settled or resolved by neutral binding arbitration, and not court action, except as provided by law. Subject to applicable law, and to the extent consistent therewith, the parties hereto agree that all arbitration proceedings under this Agreement shall be held in Los Angeles, California; all arbitration proceedings under this Agreement shall be administered by the American Arbitration Association, and conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association before one arbitrator selected in accordance with those rules, except that any claim, counterclaim, dispute or controversy involving negligence or legal malpractice where the claim, counterclaim, amount(s) in dispute or controversy is in excess of $200,000 (excluding interest and costs) shall be so settled or resolved before a panel of three arbitrators; all arbitrators selected in accordance with this Agreement shall be neutral and selected without regard to nationality; the sole arbitrator, and the presiding arbitrator in a panel of three arbitrators, shall be a practicing California attorney or retired California or U.S. federal judge; the arbitrability of any and all claims, counterclaims, disputes or controversies hereunder shall be decided by the arbitrator(s); the arbitrator(s) shall render an award in accordance with substantive California law not later than 30 days after the conclusion of the arbitration proceedings; all proceedings shall be in the English language; any costs to be awarded by the arbitrator(s) shall not include attorney's fees. Nothing in the foregoing Article 14 of this Agreement affects or shall affect the California mandatory arbitration rules pursuant to the provisions of Business & Professions Code Section 6200, et seq., with respect to fee disputes where Client has not waived those provisions.

AS A RESULT, CLIENT RECOGNIZES THAT THIS AGREEMENT CONSTITUTES CLIENT'S WAIVER OF ANY PROCEEDINGS BEFORE THE COURTS, INCLUDING, WITHOUT LIMITATION, A JURY TRIAL AND THE RIGHT TO APPEAL FROM THE DECISION OF THE ARBITRATOR(S).

A judgment upon the award rendered by the arbitrator(s) and any judgment, order or award in arbitration may be entered in any court having jurisdiction thereof whether foreign or domestic.

Without prejudice to any other method of service, any petition, motion or other process for, in aid of, in connection with, arbitration under this Agreement, or arbitration award, or enforcement of this Agreement, arbitration proceedings or award, and notice of the date, time and place of hearing thereof may be served by first class mail if service is within the United States, or regular air mail if service is to or from the United States, to the last known address of the party to be served. If served in such manner, personal service shall be deemed effected on the fifth day after mailing by first class mail or the tenth day after mailing by regular air mail, as the case may be.

Client is advised that Client hereby is voluntarily giving up judicial rights to discovery and important constitutional rights to trial by judge or jury, as well as rights to appeal. Client is advised that Client has the right to have independent counsel review this arbitration provision and this entire Agreement prior to signing this agreement.

This Article 14 of this Agreement shall survive any termination of this Agreement.

15. GENERAL PROVISIONS.

(a)

Malpractice Insurance. Attorney maintains malpractice insurance in excess of the amount required by the State of California.

(b)

Governing Law. This Agreement shall be governed by the laws of the State of California without regard to its conflicts of laws rules, and shall be deemed to have been entered into in California, U.S.A.

(c)

Effective Date. This Agreement will enter into force when Attorney and Client have signed this Agreement and the Client has paid any retainer above mentioned, but its effective date will be retroactive to the date Attorney first performed services. Even if this Agreement does not take effect, Client will be obligated to pay Attorney the reasonable value of any services Attorney may have performed for Client.

(d)

Entire Agreement. This Agreement contains the entire Agreement of the parties. No other agreement, statement or promise made on or before the effective date of this Agreement will be binding on the parties.

(e)

Severability In Event Of Partial Invalidity. If any provision of this Agreement is held in whole or in part to be invalid or unenforceable for any reason, the remainder of that provision and of the entire Agreement will be severable and remain in effect.

(f)

Modification by Subsequent Agreement. This Agreement may be modified by subsequent agreement of the parties only by an instrument in writing signed by each of them or an oral agreement only to the extent that the parties carry it out.

(g)

Covenant for Further Assurances. The parties hereto, and each of them , agree to do all such acts, and execute whatever further or other documents in addition to this Agreement, as are necessary or appropriate to give effect to this Agreement.

(h)

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same agreement.

(i)

Authority To Sign. The undersigned person acknowledges that he/she has authority to execute this Agreement.

(j)

Interpretation. In this Agreement, singular shall include plural and vice versa. A reference to one gender shall include a reference to all other genders.

(k)

Duplicate Copy. Client hereby acknowledges receipt, at the time this Agreement is entered into, of a duplicate copy hereof signed by both Attorney and Client. Client acknowledges that the original and duplicate copy hereof was signed by Attorney upon receipt by Client and that Client has signed both the original and duplicate copy hereof. The duplicate copy is for Client to keep.

THE PARTIES HAVE READ AND UNDERSTOOD THE FOREGOING TERMS AND WAIVERS AND AGREE TO THEM AS OF THE DATE ATTORNEY FIRST PROVIDED SERVICES. IF MORE THAN ONE CLIENT SIGNS BELOW, EACH AGREES TO BE LIABLE JOINTLY AND SEVERALLY FOR ALL OBLIGATIONS UNDER THIS AGREEMENT. BY SIGNING THIS AGREEMENT CLIENT IS AGREEING TO HAVE ANY ISSUE OF NEGLIGENCE OR LEGAL MALPRACTICE, OR FEES, COSTS AND EXPENSES, DECIDED BY BINDING NEUTRAL ARBITRATION AND CLIENT IS GIVING UP ALL RIGHTS TO A JURY OR COURT TRIAL OF ANY AND ALL SUCH ISSUES IN ACCORDANCE WITH ARTICLE 14 OF THIS AGREEMENT. CLIENT ALSO ACKNOWLEDGES AND UNDERSTANDS THAT THE AWARD OF THE ARBITRATOR(S) IS SUBJECT ONLY TO LIMITED REVIEW BY A COURT AND THAT A COURT MAY BE UNABLE TO ALTER OR OVERTURN THE AWARD EVEN IF IT IS INCORRECT LEGALLY OR FACTUALLY. THESE ASPECTS OF ARBITRATION APPLY TO ATTORNEY AS THEY DO TO CLIENT. CLIENT'S AGREEMENT TO ARBITRATION IS VOLUNTARY. IF ATTORNEY OR CLIENT SHOULD REFUSE TO SUBMIT TO ARBITRATION, EITHER MAY BE COMPELLED TO ARBITRATE UNDER APPLICABLE CALIFORNIA OR FEDERAL LAW.

CORD BLOOD AMERICA, INC.

DATED: January 16, 2007	By:
Matthew Schissler
CEO

SHAUB & WILLIAMS LLP

DATED: January 16, 2007	By:

David R. Shaub
Partner